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                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

       Exhibit No. (11) - Statement - computation of per share earnings

                Statement of Computations of Earnings per Share
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
                                          For the Three Months            For the Six Months
                                             Ended June 30                   Ended June 30
                                      ----------------------------    ----------------------------
                                         1996             1995            1996            1995
                                      -----------      -----------     -----------     -----------
 Net Earnings                         $ 2,620,000      $ 2,825,000     $ 5,676,000     $ 5,510,000
                                      ===========      ===========     ===========     ===========

Average common shares outstanding      15,040,000       15,040,000*     15,040,000      15,040,000*
                                      ===========      ===========     ===========     ===========

Earnings per share of common stock    $       .17      $       .19*    $       .38     $       .37*
                                      ===========      ===========     ===========     ===========

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        *Adjusted for a two-for-one stock split effective May 22, 1996.